Exhibit 99.1

VASCO Reports Results for Fourth Quarter and Full-Year 2016

Fourth Quarter Financial Results

•	Q4 Total revenue of $47.6 million

•	Q4 GAAP operating income of $2.2 million

•	Q4 GAAP earnings per share of $0.13

•	Q4 non-GAAP earnings per share of $0.16[1]

2016 Financial Results

•	FY Total revenue of $192.3 million

•	FY GAAP operating income of $9.6 million

•	FY GAAP earnings per share of $0.27

•	FY non-GAAP earnings per share of $0.54[1]

OAKBROOK TERRACE, IL and ZURICH, February 14, 2017 - VASCO Data Security International, Inc. (NASDAQ: VDSI), a global leader in digital solutions including identity, security and business productivity, today reported financial results for the fourth quarter and full-year 2016.

“Our fourth quarter and full-year results reflect our continuing progress in transforming VASCO into a more software-based business. Strong growth in demand for our software-based solutions, including double-digit growth for our e-signature solution, eSignLive™, and more than 100% growth for our mobile security solution, DIGIPASS for Apps® partially offset the decline in demand for our hardware products,” said T. Kendall Hunt, VASCO Chairman & CEO. “We are pleased with the sustained high rate of growth in our software business which reflects our success in executing our long term strategy of having the majority of our revenue derived from software providing VASCO with a more reliable and predictable revenue stream and solutions that we believe will be in high demand.”

Revenue from continuing operations for the fourth quarter of 2016 decreased 6.5% to $47.6 million from $50.9 million in the fourth quarter of 2015, and for the full year 2016, decreased 20.3% to $192.3 million from $241.4 million in 2015.

Net income from continuing operations for the fourth quarter of 2016 was $5.0 million, or $0.13 per fully diluted share, an increase of $1.6 million, or 44.7% from $3.5 million, or $0.09 per fully diluted share, for the fourth quarter of 2015. Net income from continuing operations for the full-year 2016 was $10.6 million, or $0.27 per diluted share, a decrease of $31.6 million, or 75.0%, from $42.2 million, or $1.06 per diluted share for the full-year 2015.

Operating income from continuing operations for the fourth quarter of 2016 was $2.2 million, a decrease of $3.0 million, or 57.6%, from $5.2 million reported for the fourth quarter of 2015. Operating income from continuing operations for the full-year of 2016 was $9.6 million, a decrease of $40.9 million, or 81.0%, from $50.5 million reported for the full-year 2015. Operating income as a percentage of revenue for the fourth quarter and full-year 2016 was 4.6% and 5.0%, respectively compared to 10.2% and 20.9% for the comparable periods in 2015.

Net income, which includes the impact of our discontinued operations, for the fourth quarter of 2016 was $5.0 million, or $0.13 per diluted share, an increase of $1.5 million, or 43.9%, from $3.5 million, or $0.09 per diluted share, for the fourth quarter of 2015. Net income for the full-year 2016 was $10.5 million, or $0.27 per diluted share, a decrease of $31.6 million, or 75.1%, from $42.2 million, or $1.06 per diluted share, for the full-year 2015.

Non-GAAP net income from continuing operations, which excludes both long-term incentive compensation and amortization of intangible assets, for the fourth quarter of 2016 was $6.4 million, or $0.16 per fully diluted share, an increase of $0.4 million, or 6.0% from $6.0 million, or $0.15 per fully diluted share, for the fourth quarter of 2015. Non-GAAP net income from continuing operations for the full-year 2016 was $21.5 million, or $0.54 per fully diluted share, a decrease of $29.1 million, or 57.5% from $50.7 million, or $1.27 per fully diluted share for the full-year 2015.

[1]	An explanation of the use of non-GAAP measures is included below under the heading “non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in tables below.

As a result of our growth in software services, revenue in the statements of operations for the three and twelve month periods ended December 31, 2015 and 2016 is presented as Product and License Revenue and Service and Other Revenue. Product and License Revenue includes hardware products and software licenses. Service and Other Revenue includes software as a service (“SaaS”) solutions, maintenance and support, and professional services. Similarly, costs of goods sold are presented consistent with these two categories. Costs of goods sold related to Service and Other Revenue were previously included in operating expenses. Prior periods have been adjusted to reflect the current presentation. Management considers the adjustments to be a correction of immaterial errors in prior periods. The adjustments are summarized below (in thousands, unaudited):

	For the nine months ended September 30, 2016				For the twelve months ended December 31, 2015
	As previously Reported		Adjustment	Corrected	As previously Reported		Adjustment	Corrected
Revenue
Product and License	$		$118,785	$118,785	$		$218,908	$218,908
Service and Other			25,922	25,922			22,535	22,535

Total Revenue		144,707	—	144,707		241,443	—	241,443
Total Cost of Goods Sold		40,153	5,849	46,002		95,351	2,552	97,903

Gross Profit		104,554	(5,849)	98,705		146,092	(2,552)	143,540

Gross Profit %		72.3%	(4.0%)	68.2%		60.5%	(1.1%)	59.5%
Operating expenses		97,142	(5,849)	91,293		95,639	(2,552)	93,087

Operating income		$7,412	$—	$7,412		$50,453	$—	$50,453

Other Financial Highlights:

•	Gross profit from continuing operations was $32.0 million, or 67.1% of revenue, for the fourth quarter of 2016 and $130.7 million, or 67.9% of revenue, for the full-year 2016. Gross profit was $33.0 million, or 64.8% of revenue, for the fourth quarter of 2015 and $143.5 million, or 59.4% of revenue the full-year 2015.

•	Operating expenses from continuing operations for the fourth quarter and full-year 2016 were $29.8 million and $121.1 million, respectively, an increase of 6.9% and 30.1% from $27.8 million and $93.1 million reported for the fourth quarter of 2015 and full-year 2015, respectively.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $5.3 million and $21.4 million for the fourth quarter and full-year 2016, respectively, a decrease of 26.2% from $7.2 million reported for the fourth quarter of 2015 and a decrease of 62.3% from $56.8 million reported for the full-year 2015.

•	Cash, cash equivalents and short-term investments at December 31, 2016 totaled $144.2 million compared to $141.5 million and $123.5 million at September 30, 2016 and December 31, 2015, respectively.

Operational and Other Highlights:

•	Scott Clements, previously VASCO’s EVP and Chief Strategy Officer, was promoted to President and Chief Operating Officer.

•	America’s largest mobile-first bank, BankMobile, implemented DIGIPASS for Apps® mobile application security suite to protect their mobile banking customers.

•	Raiffeisen, Switzerland’s largest retail bank, implemented VASCO’s CRONTO® technology to secure online banking login and transaction signing.

Guidance for full-year 2017:

VASCO is providing guidance for the full-year 2017 as follows:

•	Revenue is expected to be in the range of $180 million to $190 million; and

•	Operating income as a percentage of revenue, excluding amortization of purchased intangible assets, is projected to be in the range of 1% to 5%.

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, February 14, 2017, at 4:30 p.m. EST/22:30h CEST. During the conference call, Mr. Ken Hunt, Chairman and CEO, Mr. Scott Clements, President and COO, and Mr. Mark Hoyt, CFO, will discuss VASCO’s results for the fourth quarter and full-year 2016 and guidance for the full-year 2017.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: 800-705-8391

International: +1-303-223-4390

Please mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on ir.vasco.com. The recorded version of the Conference Call will be available on the VASCO website as soon as possible following the call and will be available for reply for at least 60 days.

About VASCO

VASCO is a global leader in delivering trust and business productivity solutions to the digital market. VASCO develops next generation technologies that enable more than 10,000 customers in 100 countries in financial, enterprise, government, healthcare and other segments to achieve their digital agenda, deliver an enhanced customer experience and meet regulatory requirements. More than half of the top 100 global banks rely on VASCO solutions to protect their online, mobile, and ATM channels. VASCO’s solutions combine to form a powerful trust platform that empowers businesses by incorporating identity, fraud prevention, electronic and transaction signing, mobile application protection and risk analysis. Learn more about VASCO at VASCO.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, without limitation the guidance for full year 2017. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors have been described in our Annual Report on Form 10-K for the year ended December 31, 2015 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. These risks, uncertainties and other factors include VASCO’s ability to integrate eSignLive into the global business of VASCO successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the revenue synergies, cost savings and other economic benefits that VASCO anticipates as a result of this acquisition are not fully realized or take longer to realize than expected. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

VASCO Data Security International, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Revenue
Product and License	$37,272	$44,593	$156,057	$218,908
Service and Other	10,325	6,296	36,247	22,535

Total Revenue	47,597	50,889	192,304	241,443

Cost of Goods Sold
Product and License	13,266	17,095	53,190	95,028
Service and Other	2,377	794	8,456	2,875

Total Cost of Goods Sold	15,643	17,889	61,646	97,903

Gross profit	31,954	33,000	130,658	143,540

Operating costs:
Sales and marketing	15,364	10,694	57,347	38,198
Research and development	5,601	4,785	23,214	17,458
General and administrative	6,574	10,759	31,648	32,489
Amortization of purchased intangible assets	2,225	1,594	8,849	4,942

Total operating costs	29,765	27,832	121,058	93,087

Operating income	2,189	5,168	9,600	50,453

Interest income, net	281	80	785	364
Other income, net	290	109	1,040	81

Income from continuing operations before income taxes	2,761	5,357	11,425	50,898
Provision for income taxes	(2,282)	1,872	863	8,704

Net income-continuing operations	5,043	3,485	10,562	42,194
Net income (loss) from discontinued operations	(31)	(1)	(47)	(43)

Net income	$5,012	$3,484	$10,515	$42,151

Basic income (loss) per share:
Continuing operations	$0.13	$0.09	$0.27	$1.07
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Total net income per share	$0.13	$0.09	$0.26	$1.07

Diluted income (loss) per share:
Continuing operations	$0.13	$0.09	$0.27	$1.06
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Total net income per share	$0.13	$0.09	$0.26	$1.06

Weighted average common shares outstanding:
Basic	39,768	39,580	39,724	39,568

Diluted	39,790	39,812	39,787	39,736

VASCO Data Security International, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$44,353	$78,522
Short term investments	99,848	44,961
Accounts receivable, net of allowance for doubtful accounts	36,693	29,426
Inventories	17,420	20,618
Prepaid expenses	3,249	3,051
Foreign sales tax receivable	186	510
Deferred income taxes	0	1,495
Other current assets	5,720	4,778
Assets of discontinued operations	6	4

Total current assets	207,475	183,365

Property and equipment, net	3,281	3,099
Goodwill, net of accumulated amortization	54,409	80,853
Intangible assets, net of accumulated amortization	46,549	37,970
Other assets, net of accumulated amortization	14,932	6,535

Total assets	$326,646	$311,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,916	$8,803
Deferred revenue	36,364	22,450
Accrued wages and payroll taxes	10,894	10,291
Income taxes payable	4,594	4,823
Other accrued expenses	5,453	7,820
Deferred compensation	1,729	1,503
Liabilities of discontinued operations	10	0

Total current liabilities	67,960	55,690

Deferred compensation	0	0
Other long-term liabilities	43	76
Deferred income taxes	853	8,008

Total liabilities	68,856	63,774

Stockholders’ equity
Common stock	40	40
Additional paid-in capital	87,481	85,766
Accumulated income	178,550	168,036
Accumulated other comprehensive income	(8,283)	(5,794)

Total stockholders’ equity	257,788	248,048

Total liabilities and stockholders’ equity	$326,645	$311,822

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using certain non-GAAP operating metrics, namely EBITDA, non-GAAP Net Income and non-GAAP Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results. The Company also believes these non-GAAP operating metrics provide additional tools for investors to use to compare its business with other companies in its industry.

These non-GAAP measures are not measures of performance under GAAP and should not be considered in isolation, as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment. Reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures are found below.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find the comparison of our results to those of our competitors is facilitated when we do not consider the impact of those items on our competitors’ results.

Reconciliation of Net Income from Continuing Operations

to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(in thousands, unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015

Net income from continuing operations	$5,043	$3,485	$10,561	$42,194
Interest income, net	(281)	(80)	(785)	(364)
Provision for income taxes	(2,282)	1,872	863	8,704
Depreciation and amortization	2,850	1,943	10,777	6,301

EBITDA — continuing operations	$5,330	$7,220	$21,416	$56,835

Non-GAAP Net Income & Non-GAAP Diluted EPS

We define non-GAAP Net Income and non-GAAP Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

We also exclude amortization of purchased intangible assets as we believe the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event. However, purchased intangible assets contribute to current and future revenue and related amortization expense will recur in future periods until expired or written down. Finally, we make a tax adjustment based on the above adjustments resulting in an effective tax rate on a non-GAAP basis, which may differ from the GAAP tax rate. We believe the effective tax rates we use in the adjustment are reasonable estimates of the overall tax rates for the Company under its global operating structure.

Reconciliation of Net Income from Continuing Operations

to Adjusted Net Income from Continuing Operations

(in thousands, unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015

Net income-continuing operations	$5,043	$3,485	$10,561	$42,194
Long-term Incentive Compensation	(586)	1,541	4,871	5,650
Amortization of Purchased Intangible Assets	2,225	1,594	8,849	4,942
Tax impact of Adjustments*	(328)	(627)	(2,744)	(2,118)

Adjusted Net Income-continuing operations	$6,354	$5,993	$21,537	$50,668

Reconciliation of Diluted EPS from Continuing Operations

to Adjusted Diluted EPS from Continuing Operations

(per share, unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015

Diluted EPS-continuing operations	0.13	$0.09	$0.27	$1.06
Long-term Incentive Compensation	(0.01)	0.04	0.12	0.14
Amortization of Purchased Intangible Assets	0.05	0.04	0.22	0.12
Tax impact of Adjustments*	(0.01)	(0.02)	(0.07)	(0.05)

Adjusted Diluted EPS-continuing operations	0.16	0.15	0.54	1.27

*	= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

Copyright © 2017 VASCO Data Security, Inc., VASCO Data Security International GmbH. All rights reserved. VASCO®, DIGIPASS®, CRONTO®, and eSignLive™ are registered or unregistered trademarks of VASCO Data Security, Inc. and/or VASCO Data Security International GmbH, or Silanis Technology Inc. in the U.S. and other countries.

For more information contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com